Bio-Plexus Announces That ComVest Ventures Purchases Majority Interest in Company; New Board Members Appointed; Financial Advisor Retained

May 28, 2002 10:04:00 AM ET

VERNON, Conn.—(BUSINESS WIRE)—May 28, 2002—Bio-Plexus, Inc. (OTC BB: BPXS), a premier safety medical device innovator, manufacturer, and licensor, today announced that ComVest Ventures, an investment fund specializing in healthcare and technology companies, purchased a majority interest in the Company from Appaloosa Capital Management on May 24, 2002.

ComVest Ventures, an affiliate of Commonwealth Associates, a New York investment and merchant bank, and Appaloosa Capital Management signed a definitive purchase agreement late Friday, May 24, 2002, for the sale of Appaloosa’s 9,815,284 shares of the Company’s Common Stock (representing 87% of the current total outstanding common stock of Bio-Plexus) and Appaloosa’s warrants to purchase 1,314,060 shares of Common Stock, for $5 million. James Bolin and Ken Maiman, Appaloosa’s representatives on the Board of Directors, have resigned effective immediately and Commonwealth Associates has placed Harold S. Blue and Dr. Richard Corbin to the positions of Chairman of the Board and Director respectively.

Mr. Blue is currently President of Commonwealth Associates. From 1992 to 2000, Mr. Blue was the founder, CEO, and Chairman of ProxyMed, Inc. PILL. ProxyMed is a $50M healthcare physician connectivity company. From 1984 to 1991, Mr. Blue was founder and CEO of Best Generics, a national generic drug distribution company, which was sold in 1988 to IVAX Pharmaceuticals IVX, a multibillion-dollar pharmaceutical company. Mr. Blue then served on the IVAX Board until 1991. Mr. Blue currently serves on numerous public company boards.

Dr. Richard Corbin graduated from the Columbia University School of Dental Medicine in 1989, and from 1991-1996 he was active in dental practice acquisitions. Mr. Corbin was a member of the board of directors of Accumed International, and is currently in private practice on the north shore of Long Island, New York.

John Metz, President and CEO of Bio-Plexus stated, “We wish to express our gratitude and heartfelt thanks to James Bolin, Ken Maiman and Appaloosa for their contributions and commitment to our Company’s turnaround during the last year. We enthusiastically welcome ComVest and Commonwealth Associates and their experienced team, as well as Harold Blue and Richard Corbin to our Board. We believe strongly that they will contribute management experience and strategic contacts that will assist us in increasing market share of our products. We are looking forward to having their added expertise in key areas.”

In addition, the Company announced that Commonwealth Associates L.P. has been retained as a financial advisor to assist the Company in its efforts to raise additional debt financing and explore strategic alternatives to enhance shareholder value.

Brian Herrman, Chief Financial Officer of Bio-Plexus said, “We believe Commonwealth will be very helpful in the process of obtaining financing to fully fund our business plan, which has been and continues to be management’s focus. In our view, Commonwealth’s presence and ComVest’s new majority ownership will add financial and operational strength to Bio- Plexus’ effort and position the company to evolve as a world-class safety medical device company. We believe that our shareholders will be the direct beneficiaries of this exciting new combination.”

About ComVest Ventures

ComVest Ventures is a private investment partnership that makes active investments in the healthcare and technology sectors, primarily into public companies. ComVest and Commonwealth recently led healthcare transactions including a $24 million restructuring and strategic investment for Horizon Medical Products HMP that included an investment from Medtronics, a restructuring and over $30 million of equity financing for Proxymed Corporation PILL and private equity investments for Electromed (Med.TO) and Omnicomm (OTC BB:

OMCM). ComVest and Commonwealth provide capital, strategic assistance, and management strength to its portfolio companies seeking to help make them leaders in their businesses.

About Commonwealth Associates

Commonwealth Associates LP, established in 1988, is dedicated to creating long-term value for its corporate clients and investors. As an investment and merchant bank that contributes its own capital and its partners’ capital to each transaction, Commonwealth typically acts as the lead investor in each sponsored investment. Commonwealth’s vision is to identify superior entrepreneurs, managers and high growth technology ventures focused on the Telecommunications, Healthcare and Information Technology industries. Commonwealth’s paradigm is to partner with each relationship company, providing them with the funds, services and strategic opportunities that will help to insure their ultimate success and the enhancement of shareholder value. By becoming the key strategic and financial partner to each portfolio company, Commonwealth enables the management teams to focus on building their businesses.

About Bio-Plexus

Bio-Plexus launched the PUNCTUR-GUARD® Winged Set for Blood Collection in July 2001. This followed the Company’s receipt of 510(k) approval from the Food and Drug Administration in January 2001 and the successful clinical evaluations of the product undertaken by Bio-Plexus since May 2001. Winged sets are steel hollow bore needles with attached tubing used for blood collection. The PUNCTUR-GUARD Winged Set incorporates the same internal blunting technology used in the Company’s PUNCTUR-GUARD multi-sample blood collection needle. Upon activation, an inner hollow blunt needle extends beyond the sharp point of the outer needle prior to removal of the device from the patient, thereby eliminating the exposure to sharp, contaminated needles. Current devices require removal of the contaminated sharp needle from the patient before the outer sheath can be moved into place over the contaminated needle. Bio-Plexus, Inc., designs, develops, manufactures and holds U.S. and international patents on safety medical needles and other products under the PUNCTUR-GUARD®, DROP-IT®, and PUNCTUR-GUARD REVOLUTION™ brand names. For independent evaluations of the PUNCTUR-GUARD® blood collection needle, refer to the Centers for Disease Control (MMWR, January 1997) and ECRI (Health Devices, June 1998 and October 1999) studies. Accidental needlesticks number about one million per year in the United States and can result in the transmission of deadly diseases including HIV and Hepatitis B and C.

NOTE: MORE INFORMATION ABOUT THE COMPANY CAN BE FOUND IN ITS ANNUAL 2001 10K REPORT. THIS PRESS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. FORWARD-LOOKING STATEMENTS ARE IDENTIFIED BY THE USE OF SUCH TERMINOLOGY AS “BELIEVES,” “EXPECTS,” “MAY,” “WILL,” “SHOULD,” “ANTICIPATES,” “PLANS,” “ESTIMATES,” AND “INTENDS” OR DERIVATIONS OR NEGATIVES THEREOF OR COMPARABLE TERMINOLOGY. ACCORDINGLY, SUCH STATEMENTS INVOLVE RISKS (KNOWN AND UNKNOWN) AND UNCERTAINTIES. THE FORWARD-LOOKING STATEMENTS ARE BASED ON ASSUMPTIONS THAT THE COMPANY BELIEVES ARE REASONABLE BASED ON THE BEST INFORMATION CURRENTLY AVAILABLE. HOWEVER, THERE ARE A NUMBER OF RISKS ASSOCIATED WITH THESE ASSUMPTIONS. THESE RISKS AND UNCERTAINTIES INCLUDE THE ABILITY OF THE COMPANY TO OBTAIN THE ADDITIONAL FINANCING IT NEEDS TO FUND ITS OPERATIONS COMMENCING IN THE LATTER HALF OF 2002; THE ABILITY TO MAINTAIN ITS CURRENT MONTHLY BURN RATE; THE EFFECT ON SUPPLIERS CUSTOMERS, EMPLOYEES AND OTHERS OF THE COMPANY’S RECEIPT OF A GOING CONCERN OPINION FROM ITS AUDITORS; THE EXTENT OF ACCEPTANCE OF THE COMPANY’S PRODUCTS BY HEALTH CARE PROFESSIONALS; THE COMPANY’S ABILITY TO PROTECT ITS PROPRIETY TECHNOLOGY; AVAILABILITY OF QUALIFIED PERSONNEL; CHANGES IN, OR FAILURE TO COMPLY WITH GOVERNMENT REGULATIONS; GENERAL ECONOMIC AND BUSINESS CONDITIONS; RELIANCE ON CERTAIN CRITICAL SUPPLIERS, AND OTHER RISK FACTORS AND UNCERTAINTIES DETAILED IN THIS REPORT, DESCRIBED FROM TIME TO TIME IN THE COMPANY’S OTHER SECURITIES AND EXCHANGE COMMISSION FILINGS, OR DISCUSSED IN THE COMPANY’S PRESS RELEASES. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS

DOCUMENT ARE BASED ON INFORMATION AVAILABLE TO THE COMPANY ON THE DATE HEREOF, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE OR ADVISE UPON ANY SUCH FORWARD-LOOKING STATEMENT.

Contact Information:

Bio-Plexus Inc.
Media:
Jill Phillips, 860/870-6112
pressrelease@bio-plexus.com

or

Integrated Corporate Relations
Investor:
Tom Ryan, 203/222-9013
tryan@icr-online.com

© 2002 BusinessWire